COWEN ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2021

•Reports 3Q21 GAAP Net Income to common stockholders of $36.1 million, or $1.10 per diluted share
•Economic Operating Income of $43.3 million, or $1.32 per diluted share (Non-GAAP)
•Record quarter for Capital Markets Advisory and M&A Advisory
•Record share repurchases of $52.4 million, maintained $0.10 per share quarterly cash dividend
•Earnings call today at 9am ET. Dial-in: 855-760-0961 or 631-485-4850 Passcode: 1874925

NEW YORK - October 29, 2021 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the third quarter ended September 30, 2021.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "Our record M&A advisory and capital markets advisory revenues, along with the resilience of our markets business, are clear demonstrations of the sustainability of our core earnings power. The increased breadth and depth of our capabilities across the firm and the strategic steps that we have taken to build out our business are delivering results. We remain as committed as ever to achieving better outcomes for our clients every day."
Third Quarter 2021 Financial Summary

	Operating Results (GAAP)			Economic Operating Income (Non-GAAP)
	Three Months Ended September 30,			Three Months Ended September 30,
($ in millions, except per share information)	2021	2020	Δ %	2021	2020	Δ %

Revenue/Economic Proceeds (Non-GAAP)	$412.2	$321.3	28%	$359.1	$274.3	31%
Net income (loss) attributable to common stockholders/Economic Operating Income (Non-GAAP)	$36.1	$18.6	94%	$43.3	$37.4	16%
Earnings (loss) per common share (diluted)	$1.10	$0.62	77%	$1.32	$1.25	6%

Note: Throughout this press release the Company presents non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures." 3Q21 Economic Operating Income (Loss) is calculated net of associated taxes. The Company has utilized all available federal net operating losses not subject to limitation during 2020.

Third Quarter 2021 Operating Financial Highlights

•Economic Operating Income (Non-GAAP):
–$43.3 million, or $1.32 per diluted share, which is after income tax expense of $13.9 million

•Strong Investment Banking performance:
–Record advisory: 67% of total Investment Banking revenues, including record quarterly M&A revenues
–Robust performance from the broader healthcare sector, industrials and technology were meaningful contributors. Overall backlog remains strong, up 20% versus 3Q20

•Resilient Markets operations:
–Brokerage Economic Proceeds (Non-GAAP) of $160.5 million ($2.54 million/trading day) in 3Q21
–Strong momentum continued in non-US trading, prime services, securities finance, and special situations

•Growth in Assets Under Management
–As of September 30, 2021, the Company had assets under management of $14.8 billion, an increase of $0.4 billion from June 30, 2021 and up $3.0 billion from September 30, 2020, respectively. Most of the AUM increase from June 30, 2021 was in the healthcare strategy

–Management fees economic proceeds (non-GAAP) were $15.0 million, up 3% year-over-year. Management fee economic proceeds would have been $18.8 million excluding the impact of $3.8 million in one-time fund placement fees associated with 3Q21 fundraising activity that were expensed in full in 3Q21

•Invested capital:
–As of September 30, 2021, the Company had invested capital in Op Co totaling $677.7 million, down from $831.6 million as of June 30, 2021
–As of September 30, 2021, the Company had invested capital in Asset Co totaling $120.2 million, down from $126.2 million as of June 30, 2021
–The largest Asset Co investments are the investment in Italian wireless broadband provider Linkem S.p.A ($79.7 million), private equity funds Formation8/Eclipse ($33.4 million) and other private investments ($7.1 million)
Capital Optimization Update
In the third quarter of 2021, the Company repurchased a record $52.4 million of its common stock, or 1,455,863 shares, at an average price of $36.00 per share under the Company's existing share repurchase program. Outside the share repurchase program, in the third quarter of 2021 the Company acquired approximately $4.8 million of stock as a result of net share settlements relating to the vesting of equity awards, or 132,985 shares, at an average price of $36.44 per share. As of September 30, 2021, $43.3 million was available for purchase under the share repurchase program.
Quarterly Cash Dividend
On October 27, 2021, the Board of Directors declared a cash dividend of $0.10 per common share. The dividend is payable on December 15, 2021, to stockholders of record on December 1, 2021.
Select Balance Sheet Data

(Amounts in millions, except per share information)
	September 30, 2021	December 31, 2020
Cowen Inc. stockholders' equity	$1,083.1	$969.5
Common equity (CE)	$981.8	$868.2
Tangible common equity (TCE)	$808.9	$696.7

Book value per share (CE/CSO)	$35.40	$32.34
Tangible book value per share (TCE/CSO)	$29.17	$25.95

Common shares outstanding (CSO)	27.7	26.8

Note: Common Equity (CE) is calculated as Cowen Inc, stockholders’ equity less our preferred stock issuance.
Tangible common equity (TCE) is calculated as common equity (CE) less goodwill and net intangible assets.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Revenue
Investment banking	$273,532	$194,341	$803,347	$503,351
Brokerage	131,371	119,804	444,168	391,390
Investment income (loss)
Securities principal transactions, net	7,291	(50,446)	111,828	76,097
Portfolio fund principal transactions, net	(11,121)	(435)	2,400	8,841
Carried interest allocations	(60,471)	(4,014)	768	22,199
Total investment income (loss)	(64,301)	(54,895)	114,996	107,137
Management fees	15,334	11,954	56,071	35,211
Incentive income	6	127	2,433	127
Interest and dividends	45,978	37,552	167,539	127,547
Insurance and reinsurance premiums	12,586	2,505	31,196	18,943
Other revenues, net	(1,078)	2,388	2,612	5,257
Consolidated Funds revenues	(1,191)	7,520	(3,843)	(24,760)
Total revenue	412,237	321,296	1,618,519	1,164,203
Interest and dividends expense	43,035	37,754	163,749	125,850
Total net revenue	369,202	283,542	1,454,770	1,038,353
Expenses
Employee compensation and benefits	201,686	153,427	809,068	583,137
Insurance and reinsurance claims, commissions and amortization of deferred acquisition costs	13,172	4,852	24,843	21,716
Operating, general, administrative and other expenses	108,633	84,784	308,710	264,950
Depreciation and amortization expense	4,796	5,682	13,715	17,324
Consolidated Funds expenses	124	494	519	4,793
Total expenses	328,411	249,239	1,156,855	891,920
Other income (loss)
Net (losses) gains on other investments	4,266	4,043	23,641	10,509
Bargain purchase gain, net of tax	—	—	3,855	—
Gain/(loss) on debt extinguishment	—	—	(4,538)	—
Total other income (loss)	4,266	4,043	22,958	10,509
Income (loss) before income taxes	45,057	38,346	320,873	156,942
Income tax expense/(benefit)	12,192	8,830	76,864	52,589
Net income (loss)	32,865	29,516	244,009	104,353
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	(4,938)	9,232	13,379	(19,843)
Net income (loss) attributable to Cowen Inc.	37,803	20,284	230,630	124,196
Less: Preferred stock dividends	1,698	1,698	5,094	5,094
Net income (loss) attributable to Cowen Inc. common stockholders	$36,105	$18,586	$225,536	$119,102

Earnings (loss) per share:
Basic	$1.25	$0.67	$8.14	$4.24
Diluted	$1.10	$0.62	$6.78	$4.02

Weighted average shares used in per share data:
Basic	28,864	27,663	27,718	28,078
Diluted	32,724	29,970	33,264	29,646

U.S. GAAP Financial Measures
During the first quarter of 2021, the Company changed the presentation of certain income streams on its U.S. GAAP preliminary Unaudited Condensed Consolidated Statements of Operations by moving the income streams from Other income - net gains (losses) on securities, derivatives and other investments to Revenues. Additionally, the Company moved proprietary trading gains and losses generated by the Company’s broker dealer entities from Brokerage revenue to Investment income (loss) – securities principal transactions, net. The Company believes that these presentation changes provide a better representation of the Company’s operating results as it is used by management to monitor the Company’s financial performance and is consistent with industry practice. The changes in presentation have no impact on net income and prior period amounts have been recast to reflect such changes in presentation.
Third quarter 2021 revenue was $412.2 million versus $321.3 million in the third quarter of 2020. The year-over-year increase was due primarily to increased investment banking and brokerage income and securities principal transactions, partly offset by increased losses in carried interest allocations and portfolio fund principal transactions.
Third quarter 2021 investment banking revenues increased $79.2 million to $273.5 million. During the third quarter of 2021 the Company completed 46 underwriting transactions, 51 strategic advisory transactions and 5 debt capital markets transactions.
Third quarter 2021 brokerage revenues increased $11.6 million to $131.4 million. The revenue growth was attributable to an increase in institutional brokerage, including special situations trading and non-U.S. execution, as well as an increase in institutional services, primarily securities finance and prime brokerage.
Third quarter 2021 investment income decreased $9.4 million. The decrease was due to the reversal of previously recognized unrealized carried interest and portfolio fund principal transactions partly offset by a $57.7 million increase in securities principal transactions. The increase in securities principal transactions was primarily attributable to the increase in performance in our merchant banking investments as the third quarter of 2020 included significant losses from the mark to market of our Nikola investment.
Third quarter 2021 employee compensation and benefits expenses were $201.7 million, an increase of $48.3 million from the prior-year period. The year-over-year increase was due primarily to higher total revenues, primarily from increased investment banking revenues, resulting in higher compensation and benefits accrual.
Third quarter 2021 income tax expense was $12.2 million compared to a $8.8 million income tax expense in the prior-year quarter. This change is primarily attributable to the increase in the Company’s income before income taxes for the respective periods.
Third quarter 2021 total expenses totaled $328.4 million, an increase of $79.2 million from the prior-year period. The year-over-year increase was primarily due to higher compensation expenses associated with higher revenues as well as higher operating, general and administrating and other expenses, including an increase in marketing and business development expenses.
Third quarter 2021 net income attributable to common stockholders was $36.1 million compared to $18.6 million in the third quarter of 2020. The increase was primarily due to higher investment banking revenues and increases in securities principal transactions.

Non-GAAP Financial Measures
Throughout this press release, the Company presents supplemental financial measures that are not prepared in accordance with US GAAP. These non-GAAP financial measures include (i) Pre-tax Economic Income (Loss) (ii) Economic Income (Loss), (iii) Economic Operating Income (Loss), (iv) Economic Proceeds and related components, (v) Net Economic Proceeds and related components, (vi) Economic Expenses and related components and (vii) related per share measures. The Company believes that these non-GAAP financial measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.
These Non-GAAP financial measures are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. The Company believes that presenting these non-GAAP measures may provide expanded transparency into the Company’s business operations, growth opportunities and expense allocation decisions.
The Company’s primary non-GAAP financial measures of profit or loss are Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss). Pre-tax Economic Income (Loss) is a pre-tax measure which (i) includes management reclassifications which the Company believes provides additional insight on the performance of the Company’s core businesses and divisions; (ii) eliminates the impact of consolidation for Consolidated Funds; and excludes (iii) goodwill and intangible impairment, (iv) certain other transaction-related adjustments and/or reorganization expenses, as well as (v) certain costs associated with debt. Economic Income (Loss) is a similar measure, but after tax, which includes the Company’s income tax expense or benefit calculated on Pre-tax Economic Income (Loss) once all currently available net operating losses have been utilized (this occurred during tax year 2020) and is presented after preferred dividends. Economic Operating Income (Loss) is a similar measure to Economic Income (Loss), but before depreciation and amortization expenses. The Company believes that these non-GAAP financial measures provide analysts and investors transparency into the measures of profit and loss management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Additionally, the measures provide investors and analysts with additional insight into the activities of the Company’s core businesses, taking into account, among other things, the impact of minority investment stakes, securities borrowing and lending activities and expenses from investment banking activities on US GAAP reported results. The Company presents Pre-tax Economic Income (Loss) in addition to Economic Income (Loss) and Economic Operating Income (Loss) to provide insight to investors and analysts on how the Company manages its tax position over time.
In addition to Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss), the Company also presents Economic Proceeds, Net Economic Proceeds, Economic Expenses, as well as their related components. These measures include management reclassifications and the elimination of the impact of the consolidation for Consolidated funds as described above. These adjustments are meant to provide comparability to our peers as well as to provide investors and analysts with transparency into how the Company manages its operating businesses and how analysts and investors review and analyze the Company’s and its peers’ similar lines of businesses. For example, among others, within the Company’s Op Co business segment, investors and analysts typically review and analyze the performance of investment banking revenues net of underwriting expenses and excluding the impact of reimbursable expenses. Additionally, the performance of the Company’s Markets business is typically analyzed as a unit incorporating commissions, interest from securities financing transactions and gains and losses from proprietary and facilitation trading. The Company’s investment management business performance is analyzed and reviewed by investors and analysts through investment income, incentive income and management fees. The presentation of Economic Proceeds, Net Economic Proceeds, Economic Expenses as well as their related components align with these and other examples of how the Company’s business activities and performance are reviewed by analysts and investors in addition to providing simplification related to legacy businesses and investments for which the Company maintains long-term monetization strategies . Additionally, the Company manages its operating businesses to an Economic Compensation-to-Proceeds ratio. Presentation of Economic Compensation Expense and Economic Proceeds provides transparency in addition to the Company’s US GAAP Compensation Expense.
Reconciliations to comparable US GAAP measures are presented along with the Company’s Non-GAAP financial measures. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies and are not identical to corresponding measures used in our various agreements or public filings.
These Non-GAAP measures should not be considered in isolation or as a substitute for revenue, expenses, income (loss) before income taxes, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at these Non-GAAP measures described below, these Non-GAAP measures have limitations in that they do not take into account certain items included or excluded under US GAAP, including its consolidated funds.

Third Quarter Non-GAAP Financial Review

Economic Proceeds

	Three Months Ended						Nine Months Ended
	September 30, 2021			September 30, 2020			September 30, 2021			September 30, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Proceeds
Investment banking	$262,618	$—	$262,618	$185,151	$—	$185,151	$770,533	$—	$770,533	$474,778	$—	$474,778
Brokerage	160,486	—	160,486	167,084	—	167,084	558,178	—	558,178	466,823	—	466,823
Management fees	14,739	295	15,034	14,374	262	14,636	59,448	911	60,359	41,724	634	42,358
Incentive income	(57,288)	(447)	(57,735)	(2,621)	1,319	(1,302)	21,071	(1,148)	19,923	40,829	158	40,987
Investment income (loss)	(20,418)	391	(20,027)	(90,364)	(124)	(90,488)	17,095	3,364	20,459	32,566	(13,671)	18,895
Other economic proceeds	(1,320)	(1)	(1,321)	(796)	2	(794)	7,150	(1)	7,149	(298)	4	(294)
Total: Economic Proceeds	358,817	238	359,055	272,828	1,459	274,287	1,433,475	3,126	1,436,601	1,056,422	(12,875)	1,043,547
Economic Interest Expense	5,669	820	6,489	6,026	1,109	7,135	19,035	3,082	22,117	18,471	4,014	22,485
Net Economic Proceeds	$353,148	$(582)	$352,566	$266,802	$350	$267,152	$1,414,440	$44	$1,414,484	$1,037,951	$(16,889)	$1,021,062

Economic Proceeds were $359.1 million versus $274.3 million in the third quarter of 2020, an increase of 31%.

Investment Banking Economic Proceeds were $262.6 million, up 42% versus the prior-year period, driven by higher-fee M&A transactions and record capital markets advisory revenues.

Brokerage Economic Proceeds of $160.5 million were 4% lower versus the prior-year period, driven in by lower clearing revenues as a result of management’s decision in 2020 to significantly reduce certain client clearing activities in order to reduce capital usage. U.S. equity trading volumes were also lower versus the prior-year period, but 3Q21 revenues included year-over-year increases for revenues in cash and electronic trading, ADR trading and non-U.S. execution.

Management Fees Economic Proceeds rose 3% year-over-year to $15.0 million in the third quarter, driven primarily by higher AUM in the sustainability, activist and healthcare strategies. Management fees economic proceeds would have been $18.8 million in the third quarter excluding the impact of $3.8 million in fund placement fees associated with 3Q21 fundraising activity that were expensed in full in 3Q21.

Incentive Income Economic Proceeds were a loss of $57.7 million in the third quarter of 2021, down from a loss of $1.3 million in the prior-year period, due to a reversal of performance fees recognized in prior quarters. The reversal was the result of negative quarterly mark-to-market adjustments on certain portfolio investments in the sustainability and healthcare investment strategies.

Investment Income Economic Proceeds were a loss of $20.0 million, up from a loss of $90.5 million in the prior-year period. Third quarter 2021 investment income included negative quarterly mark-to-market adjustments in investments primarily in the healthcare and sustainability strategies as well as the merchant banking portfolio. Third quarter 2020 investment income included a $96.6 million unrealized loss on the Company's investment in Nikola.

Third Quarter Non-GAAP Financial Review (continued)
Economic Expenses

	Three Months Ended						Nine Months Ended
	September 30, 2021			September 30, 2020			September 30, 2021			September 30, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Expenses
Compensation & Benefits	$198,702	$4,186	$202,888	$152,829	$957	$153,786	$800,560	$11,137	$811,697	$582,480	$2,093	$584,573
Non-Compensation Expenses	88,356	38	88,394	71,986	133	72,119	265,582	13	265,595	228,191	396	228,587
Depreciation & Amortization	4,790	6	4,796	5,677	5	5,682	13,700	15	13,715	16,762	17	16,779
Non-Controlling Interest	1,216	—	1,216	2,105	—	2,105	4,171	—	4,171	5,584	—	5,584
Total: Economic Expenses	$293,064	$4,230	$297,294	$232,597	$1,095	$233,692	$1,084,013	$11,165	$1,095,178	$833,017	$2,506	$835,523

Economic Compensation Expenses were $202.9 million compared to $153.8 million in the third quarter of 2020. The increase was due to higher revenues. The third quarter 2021 economic compensation-to-proceeds ratio was 56.5%, unchanged from 2Q21 and up from 56.1% in 3Q20.

Economic Non-compensation Expenses Third quarter 2021 fixed non-compensation expenses were up $7.3 million from the prior-year period at $40.3 million. Variable non-compensation expenses were $48.1 million, up from $39.0 million in the third quarter of 2020. The increase is related in part to higher professional fees and increased travel, entertainment and business development expenses. The fixed non-compensation-to-proceeds ratio declined from 12.1% in 3Q20 to 11.2% in 3Q21 and the variable non-compensation-to-proceeds ratio declined from 14.2% in 3Q20 to 13.4% in 3Q21.

Economic Depreciation and Amortization Expenses were $4.8 million compared to $5.7 million in the third quarter of 2020. The decrease was due to certain intangibles which were fully amortized during 2020.
Economic Income and Economic Operating Income

	Three Months Ended						Nine Months Ended
	September 30, 2021			September 30, 2020			September 30, 2021			September 30, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Pre-tax Economic Income (Loss)	$60,084	$(4,812)	$55,272	$34,205	$(745)	$33,460	$330,427	$(11,121)	$319,306	$204,934	$(19,395)	$185,539
Economic income tax expense *	15,111	(1,256)	13,855	—	—	—	87,563	(2,947)	84,616	—	—	—
Preferred dividends	1,477	221	1,698	1,415	283	1,698	4,364	730	5,094	4,160	934	5,094
Economic Income (Loss) *	$43,496	$(3,777)	$39,719	$32,790	$(1,028)	$31,762	238,500	(8,904)	229,596	200,774	(20,329)	180,445
Add back: Depreciation and amortization expense, net of taxes	3,548	5	3,553	5,677	5	5,682	10,070	15	10,085	16,762	17	16,779
Economic Operating Income (Loss)	$47,044	$(3,772)	$43,272	$38,467	$(1,023)	$37,444	$248,570	$(8,889)	$239,681	$217,536	$(20,312)	$197,224

Economic Income per common share	$1.33	$(0.12)	$1.21	$1.09	$(0.03)	$1.06	$7.17	$(0.27)	$6.90	$6.77	$(0.69)	$6.09
Economic Operating Income per common share	$1.44	$(0.12)	$1.32	$1.28	$(0.03)	$1.25	$7.47	$(0.27)	$7.21	$7.34	$(0.69)	$6.66

* Economic Income (Loss) is presented net of associated taxes starting in the first quarter of 2021. The Company has utilized all available federal net operating losses not subject to limitation during 2020.

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures

The following tables reconciles total US GAAP Revenues and Other Income (Loss) to total Economic Proceeds for the three and nine months ended September 30, 2021 and 2020:

For the three months ended September 30, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance premiums	Other revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$273,532	$131,371	$(64,301)	$15,334	$6	$45,978	$12,586	$(1,078)	$(1,191)	$4,266	$416,503
Management Presentation Reclassifications:
Underwriting expenses	a	(7,208)	—	—	—	—	—	—	—	—	—	(7,208)
Reimbursable client expenses	b	(3,706)	—	—	—	—	—	—	(389)	—	—	(4,095)
Securities financing interest expense	c	—	1,565	—	—	—	(30,417)	—	—	—	—	(28,852)
Fund start-up costs, distribution and other fees	d	—	(94)	—	(4,328)	—	—	—	(610)	—	—	(5,032)
Certain equity method investments	e	—	—	—	3,974	2,592	—	—	—	—	(4,575)	1,991
Carried interest	f	—	—	60,471	—	(60,263)	—	—	—	—	—	208
Proprietary trading, interest and dividends	g	—	8,523	(14,436)	—	(157)	(5,658)	—	1,341	—	12,381	1,994
Insurance related activities expenses	h	—	—	—	—	—	—	(12,586)	(586)	—	—	(13,172)
Facilitation trading gains and losses	i	—	19,121	(535)	—	—	(9,903)	—	1	—	(12,072)	(3,388)
Total Management Presentation Reclassifications:		(10,914)	29,115	45,500	(354)	(57,828)	(45,978)	(12,586)	(243)	—	(4,266)	(57,554)
Fund Consolidated Reclassifications	l	—	—	(1,226)	54	87	—	—	—	1,191	—	106
Total Economic Proceeds		$262,618	$160,486	$(20,027)	$15,034	$(57,735)	$—	$—	$(1,321)	$—	$—	$359,055

For the three months ended September 30, 2020 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance premiums	Other revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$194,341	$119,804	$(54,895)	$11,954	$127	$37,552	$2,505	$2,388	$7,520	$4,043	$325,339
Management Presentation Reclassifications:
Underwriting expenses	a	(4,013)	—	—	—	—	—	—	—	—	—	(4,013)
Reimbursable client expenses	b	(5,177)	—	—	—	—	—	—	(269)	—	—	(5,446)
Securities financing interest expense	c	—	3,318	—	—	—	(28,378)	—	—	—	—	(25,060)
Fund start-up costs, distribution and other fees	d	—	—	—	(617)	—	—	—	(239)	—	—	(856)
Certain equity method investments	e	—	—	—	3,136	2,275	3	—	—	—	(3,681)	1,733
Carried interest	f	—	—	4,277	—	(4,660)	—	—	—	—	—	(383)
Proprietary trading, interest and dividends	g	—	28,142	(33,699)	—	956	(1,830)	—	(327)	—	(361)	(7,119)
Insurance related activities expenses	h	—	—	—	—	—	—	(2,505)	(2,345)	—	(2)	(4,852)
Facilitation trading gains and losses	i	—	15,820	(10,088)	—	—	(7,347)	—	—	—	1	(1,614)
Total Management Presentation Reclassifications:		(9,190)	47,280	(39,510)	2,519	(1,429)	(37,552)	(2,505)	(3,180)	—	(4,043)	(47,610)
Fund Consolidated Reclassifications	l	—	—	3,917	163	—	—	—	(2)	(7,520)	—	(3,442)
Total Economic Proceeds		$185,151	$167,084	$(90,488)	$14,636	$(1,302)	$—	$—	$(794)	$—	$—	$274,287

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the nine months ended September 30, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance premiums	Other revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$803,347	$444,168	$114,996	$56,071	$2,433	$167,539	$31,196	$2,612	$(3,843)	$22,958	$1,641,477
Management Presentation Reclassifications:
Underwriting expenses	a	(20,275)	—	—	—	—	—	—	—	—	—	(20,275)
Reimbursable client expenses	b	(12,539)	—	—	—	—	—	—	(972)	—	—	(13,511)
Securities financing interest expense	c	—	9,132	—	—	—	(121,073)	—	—	—	—	(111,941)
Fund start-up costs, distribution and other fees	d	—	(360)	—	(8,850)	—	—	—	(1,914)	—	—	(11,124)
Certain equity method investments	e	—	—	—	10,976	16,590	—	—	—	—	(21,298)	6,268
Carried interest	f	—	—	(768)	—	1,090	—	—	—	—	—	322
Proprietary trading gains and losses	g	—	34,870	(79,871)	—	(207)	(12,016)	—	1,070	—	34,148	(22,006)
Insurance related activities expenses	h	—	—	—	—	—	—	(31,196)	6,353	—	—	(24,843)
Facilitation trading gains and losses	i	—	70,368	(11,055)	—	—	(34,450)	—	—	—	(36,491)	(11,628)
Total Management Presentation Reclassifications:		(32,814)	114,010	(91,694)	2,126	17,473	(167,539)	(31,196)	4,537	—	(23,641)	(208,738)
Fund Consolidated Reclassifications	l	—	—	(2,843)	2,162	17	—	—	—	3,843	—	3,179
Income Statement Adjustments
Bargain purchase gain	n	—	—	—	—	—	—	—	—	—	(3,855)	(3,855)
Debt extinguishment	p	—	—	—	—	—	—	—	—	—	4,538	4,538
Total Income Statement Adjustments:		—	—	—	—	—	—	—	—	—	683	$683
Total Economic Proceeds		$770,533	$558,178	$20,459	$60,359	$19,923	$—	$—	$7,149	$—	$—	$1,436,601

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the nine months ended September 30, 2020 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance premiums	Other revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$503,351	$391,390	$107,137	$35,211	$127	$127,547	$18,943	$5,257	$(24,760)	$10,509	$1,174,712
Management Presentation Reclassifications:
Underwriting expenses	a	(16,524)	—	—	—	—	—	—	—	—	—	(16,524)
Reimbursable client expenses	b	(12,049)	—	—	—	—	—	—	(828)	—	—	(12,877)
Securities financing interest expense	c	—	13,541	—	—	—	(96,085)	—	—	—	—	(82,544)
Fund start-up costs, distribution and other fees	d	—	—	—	(3,430)	—	—	—	(756)	—	—	(4,186)
Certain equity method investments	e	—	—	—	9,102	17,243	—	—	—	—	(20,985)	5,360
Carried interest	f	—	—	(22,917)	—	22,665	—	—	—	—	—	(252)
Proprietary trading gains and losses	g	—	53,637	(69,901)	—	952	(12,656)	—	(1,222)	—	10,476	(18,714)
Insurance related activities expenses	h	—	—	—	—	—	—	(18,943)	(2,773)	—	—	(21,716)
Facilitation trading gains and losses	i	—	8,255	6,274	—	—	(18,806)	—	—	—	—	(4,277)
Total Management Presentation Reclassifications:		(28,573)	75,433	(86,544)	5,672	40,860	(127,547)	(18,943)	(5,579)	—	(10,509)	(155,730)
Fund Consolidated Reclassifications	l	—	—	(1,698)	1,475	—	—	—	28	24,760	—	24,565
Total Economic Proceeds		$474,778	$466,823	$18,895	$42,358	$40,987	$—	$—	$(294)	$—	$—	$1,043,547
The following table reconciles total US GAAP interest and dividends expense to total Economic Interest Expense for the three and nine months ended September 30, 2021 and 2020:

		Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands)		2021	2020	2021	2020
Total US GAAP Interest & Dividend Expense		$43,035	$37,754	$163,749	$125,850
Management Presentation Reclassifications:
Securities financing interest expense	c	(28,852)	(25,060)	(111,941)	(82,544)
Fund start-up costs, distribution and other fees	d	(1,088)	—	(2,257)	—
Proprietary trading gains and losses	g	(3,192)	(2,793)	(8,678)	(13,150)
Facilitation trading gains and losses	i	(3,388)	(1,614)	(11,628)	(4,277)
Total Management Presentation Reclassifications:		(36,520)	(29,467)	(134,504)	(99,971)
Income Statement Adjustments:
Accelerated debt costs	p	—	—	(5,557)	—
Amortization of discount/(premium) on debt	m	(26)	(1,152)	(1,571)	(3,394)
Total Income Statement Adjustments:		(26)	(1,152)	(7,128)	(3,394)
Total Economic Interest Expense		$6,489	$7,135	$22,117	$22,485

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following tables reconcile total US GAAP Expenses and non-controlling interests to total Economic Expenses for the three and nine months ended September 30, 2021 and 2020:

		Three Months Ended September 30, 2021				Three Months Ended September 30, 2020
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$201,686	$126,725	$(4,938)	$323,473	$153,427	$95,812	$9,232	$258,471
Management Presentation Reclassifications:					—
Underwriting expenses	a	—	(7,208)	—	(7,208)	—	(4,013)	—	(4,013)
Reimbursable client expenses	b	—	(4,095)	—	(4,095)	—	(5,446)	—	(5,446)
Fund start-up costs, distribution and other fees	d	—	(3,944)	—	(3,944)	—	(856)	—	(856)
Certain equity method investments	e	—	1,991	—	1,991	—	1,733	—	1,733
Carried interest	f	—	208	—	208	—	(383)	—	(383)
Proprietary trading gains and losses	g	—	478	4,708	5,186	—	1,958	(6,284)	(4,326)
Insurance related activities expenses	h	—	(13,172)	—	(13,172)	—	(4,852)	—	(4,852)
Associated partner/banker compensation	j	1,550	(1,550)	—	—	706	(706)	—	—
Management company non-Controlling interest	k	(348)	(868)	1,216	—	(347)	(1,758)	2,105	—
Total Management Presentation Reclassifications:		1,202	(28,160)	5,924	(21,034)	359	(14,323)	(4,179)	(18,143)
Fund Consolidated Reclassifications	l	—	(124)	230	106	—	(494)	(2,948)	(3,442)
Income Statement Adjustments:
Acquisition related adjustments	n	—	(1,007)	—	(1,007)	—	(171)	—	(171)
Contingent liability adjustments	n	—	(4,244)	—	(4,244)	—	(3,023)	—	(3,023)
Total Income Statement Adjustments:		—	(5,251)	—	(5,251)	—	(3,194)	—	(3,194)
Total Economic Expenses		$202,888	$93,190	$1,216	$297,294	$153,786	$77,801	$2,105	$233,692

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

		Nine Months Ended September 30, 2021				Nine Months Ended September 30, 2020
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$809,068	$347,787	$13,379	$1,170,234	$583,137	$308,783	$(19,843)	$872,077
Management Presentation Reclassifications:
Underwriting expenses	a	—	(20,275)	—	(20,275)	—	(16,524)	—	(16,524)
Reimbursable client expenses	b	—	(13,511)	—	(13,511)	—	(12,877)	—	(12,877)
Fund start-up costs, distribution and other fees	d	—	(8,867)	—	(8,867)	—	(4,186)	—	(4,186)
Certain equity method investments	e	—	6,268	—	6,268	—	5,360	—	5,360
Carried interest	f	—	322	—	322	—	(252)	—	(252)
Proprietary trading gains and losses	g	—	3,749	(17,077)	(13,328)	—	3,951	(9,515)	(5,564)
Insurance related activities expenses	h	—	(24,843)	—	(24,843)	—	(21,716)	—	(21,716)
Associated partner/banker compensation	j	3,672	(3,672)	—	—	2,469	(2,469)	—	—
Management company non-Controlling interest	k	(1,043)	(3,128)	4,171	—	(1,033)	(4,551)	5,584	—
Total Management Presentation Reclassifications:		2,629	(63,957)	(12,906)	(74,234)	1,436	(53,264)	(3,931)	(55,759)
Fund Consolidated Reclassifications	l	—	(519)	3,698	3,179	—	(4,793)	29,358	24,565
Income Statement Adjustments:
Acquisition related amounts	n	—	(1,324)	—	(1,324)	—	(34)	—	(34)
Contingent liability adjustments	n	—	(2,677)	—	(2,677)	—	(4,781)	—	(4,781)
Goodwill and/or other impairment	r	—	—	—	—	—	(545)	—	(545)
Total Income Statement Adjustments:		—	(4,001)	—	(4,001)	—	(5,360)	—	(5,360)
Total Economic Expenses		$811,697	$279,310	$4,171	$1,095,178	$584,573	$245,366	$5,584	$835,523

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders to Pre-tax Economic Income (Loss), Economic Income (loss) and Economic Operating Income (loss):

		Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands)		2021	2020	2021	2020

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$36,105	$18,586	$225,536	$119,102
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	12,192	8,830	76,864	52,589
Amortization of discount (premium) on debt	m	26	1,152	1,571	3,394
Goodwill and/or other impairment	r	—	—	—	545
Debt extinguishment gain (loss) and/or accelerated debt costs	p	—	—	10,095	—
Bargain purchase gain	n	—	—	(3,855)	—
Contingent liability adjustments	n	4,244	3,023	2,677	4,781
Acquisition related amounts	n	1,007	171	1,324	34
Preferred dividends	q	1,698	1,698	5,094	5,094
Pre-tax Economic Income (Loss)		55,272	33,460	319,306	185,539
Economic income tax expense		(13,855)	—	(84,616)	—
Preferred dividends		(1,698)	(1,698)	(5,094)	(5,094)
Economic Income (Loss)		39,719	31,762	229,596	180,445
Add back: Depreciation and amortization expense, net of taxes		3,553	5,682	10,085	16,779
Economic Operating Income (Loss)		$43,272	$37,444	$239,681	$197,224
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders Earnings Per Common Share (Diluted) to Pre-tax Economic Income (loss) Per Common Share (Diluted), Economic Income (loss) Per Common Share (Diluted) and Economic Operating Income (loss) Per Common Share (Diluted):

		Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars per share)		2021	2020	2021	2020

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$1.10	$0.62	$6.78	$4.02
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	0.37	0.29	2.31	1.77
Amortization of discount (premium) on debt	m	—	0.04	0.05	0.11
Goodwill and/or other impairment	r	—	—	—	0.02
Debt extinguishment gain (loss) and accelerated debt costs	p	—	—	0.30	—
Bargain purchase gain	n	—	—	(0.12)	—
Contingent liability adjustments	n	0.13	0.10	0.08	0.15
Acquisition related amounts	n	0.03	0.01	0.04	—
Preferred dividends	q	0.05	0.06	0.15	0.17
Pre-tax Economic Income (Loss) per common share (diluted)		1.69	1.12	9.60	6.25
Economic income tax expense		(0.42)	—	(2.54)	—
Preferred dividends		(0.05)	(0.06)	(0.15)	(0.17)
Economic income (Loss) per common share (diluted)		1.21	1.06	6.90	6.08
Add back: Depreciation and amortization expense, net of taxes		0.11	0.19	0.31	0.58
Economic Operating Income (Loss) per common share (diluted)		$1.32	$1.25	$7.22	$6.66
Note: Amounts may not add due to rounding.

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on Economic Operating Income (Loss). These adjustments are reclassifications to change the location of certain line items.
a	Underwriting expenses: Economic Proceeds presents investment banking revenues net of underwriting expenses.
b	Reimbursable client expenses: Economic Proceeds presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Securities financing interest expense: Brokerage Economic Proceeds included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Fund start-up costs, distribution and other fees: Economic Proceeds and Economic Interest Expense are net of fund start-up costs and distribution fees paid to agents and other debt service costs.
e	Certain equity method investments: Economic Proceeds and Economic Expenses recognize the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for equity method investments within the activist business, real estate operating entities and the healthcare royalty business. The Company applies the equity method of accounting to these entities and accordingly the results from these businesses are recorded within Other Income (Loss) for US GAAP.
f	Carried interest: The Company applies an equity ownership model to carried interest which is recorded in Investment income - Carried interest allocation for US GAAP. The Company presents carried interest as Incentive Income Economic Proceeds.
g	Proprietary trading, interest and dividends: Economic Proceeds presents interest and dividends from the Company's proprietary trading in investment income.
h	Insurance related activities expenses: Economic Proceeds presents underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
i	Facilitation trading gains and losses: Economic Brokerage Proceeds presents gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities while these are presented in Investment income - Securities principal transactions, net for US GAAP reporting.
j	Associated partner/banker compensation reclassification: Economic Compensation Expense presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
k	Management company non-controlling interest: Economic Expenses non-controlling interest represents only operating entities that are not wholly owned by the Company. The Company also presents non-controlling interests within total expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
l	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP Net Income (Loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
m	Pre-tax Economic Income (Loss) excludes the amortization of discount (premium) on debt.
n	Pre-tax Economic Income (Loss) excludes acquisition related adjustments (including bargain purchase gain and contingent liability adjustments).
o	Pre-tax Economic Income (Loss) excludes US GAAP income taxes.
p	Pre-tax Economic Income (Loss) excludes gain/(loss) on debt extinguishment and accelerated debt costs.
q	Pre-tax Economic income (Loss) excludes preferred dividends.
r	Economic Income (Loss) excludes goodwill and other impairments.

Earnings Conference Call

Management will hold a conference call today, October 29, 2021, at 9:00 am ET to discuss these results and provide an update on business conditions.

Chair and Chief Executive Officer Jeffrey M. Solomon and Chief Financial Officer Stephen A. Lasota will host the presentation, followed by a question and answer period.

U.S. dial in: (855) 760-0961
International dial-in: (631) 485-4850
Passcode: 1874925

Please call the conference telephone number at least 15 minutes prior to the start time.

The call can also be accessed through live audio webcast via this direct link:                     https://edge.media-server.com/mmc/p/pav6n9i6

A replay of the call will be available for one week beginning at 12:00 pm ET on October 29, 2021 on the Company’s website at investor.cowen.com/investor-calls or via the following numbers:

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 1874925

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm offering investment banking services, research, sales and trading, prime brokerage, global clearing, commission management services and investment management. Cowen focuses on delivering value-added capabilities to our clients in order to help them outperform. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.